Exhibit 99.2

Biostage Announces “Meet the Founder, New Chairman and Interim CEO” Webinar

Thursday, Jan. 27. 2-3pm ET via Zoom

Thursday, Jan. 27. 8-9pm ET / 9-10am Friday, January 28 Beijing Time via Zoom

HOLLISTON, Mass., Jan. 25th, 2022 /PRNewswire/ -- Biostage, Inc. (OTCQB: BSTG) ("Biostage" or the "Company"), a cell-therapy biotechnology company with successful "first-in-human" experience in treating esophageal cancer (conducted at the Mayo Clinic and published last August) and FDA approval to commence a clinical trial of the Biostage Esophageal Implant for severe esophageal disease including cancer, today announced that it will be hosting a webinar to allow investors to meet its new Interim CEO, David Green. Mr. Green is also Biostage’s founder and is the Chairman of its Board of Directors. Mr. Green will review Biostage’s plans for its approved clinical trial, raising capital and uplisting to NASDAQ. There will be an opportunity for Q&A.

The Biostage Esophageal Implant is not a transplant of someone else’s organ. It is not a transplant of an organ grown in a pig. It is not a piece of your bowel in your chest. It is not a piece of plastic left permanently in your esophagus. The Biostage Esophageal Implant uses your own stem cells to regenerate your own organ, inside your own body. Once the regeneration is complete, and a new esophagus has formed, typically in 2-3 months, the plastic scaffold is removed via the mouth.

The webinar will be held this Thursday, January 27, 2022, at 2pm ET via Zoom. There will be time for investors to ask questions directly to Mr. Green. The webinar will be repeated Thursday, Jan. 27. 8-9pm ET / 9-10am Friday, January 28 Beijing Time via Zoom.

Click here to register for the Thursday 2pm ET webinar:

https://us02web.zoom.us/webinar/register/WN_5Ig4one3QBO7NGiWZnyl1A

Click here to register for the Friday 9am Beijing Time (Thursday 8pm ET) webinar:

https://us02web.zoom.us/webinar/register/WN_0S1wpteyQHOlmwm6Me4RTA

This webinar and accompanying survey do not constitute an offer, or invitation, or solicitation of an offer, to subscribe for or purchase any securities.  Neither this presentation, nor this survey nor anything contained therein or herein shall form the basis of any contract or commitment whatsoever.

About Biostage.

Biostage is a clinical-stage biotech company that uses cell therapy to regenerate organs inside the human body to treat cancer, trauma and birth defects. We have performed the world's first regeneration of an esophagus in a human cancer patient. This surgery was performed at Mayo Clinic and was published in August 2021.

Biostage has 7 issued U.S. patents, 2 orphan-drug designations (which provide 7 years of market exclusivity in addition to any patents), and the possibility of 2 Priority Review Vouchers from the FDA.

Biostage's current goals include raising capital, uplisting from the OTC bulletin board to NASDAQ and beginning its clinical trial for repair of the esophagus in adults.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the capabilities and performance of our products and product candidates; our capital raising plans and expectations, including uplifting to NASDAQ; development expectations and regulatory approval of any of the Company's products, including those utilizing its Biostage Esophageal Implant technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; and success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company's products, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company's inability to obtain needed funds in the immediate future; the Company's ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact
Shunfu Hu
Vice President of Business Development
and Operations
774-233-7300
shu@biostage.com